UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2025

North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As of October 1, 2025, North Haven Private Income Fund LLC ("we", the "Company" or the "Fund"), sold approximately 1,551,396 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $29.01 million, reflecting a purchase price of $18.70 per unit (with the final number of Units being determined on October 23, 2025).

The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On October 29, 2025, the Company disclosed the below information.

Distribution:

On October 23, 2025, the Fund declared a distribution to unitholders of record in the amount of $0.1250 per unit. The distribution will be payable on or around November 5, 2025 to unitholders of record as of October 31, 2025.

Company's Portfolio:

As of September 30, 2025, the Company had investments in 311 portfolio companies across 43 industries with an aggregate par value of approximately $7,733.4 million, which consisted of approximately 98.6% first lien debt investments, approximately 0.5% second lien debt investments and approximately 0.9% other securities, based on par value or, in the case of equity investments, cost. As of September 30, 2025, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of September 30, 2025, approximately 93.3% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 6.7% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

During the period from September 1, 2025 through September 30, 2025, the Company had new investment commitments of approximately $191.4 million, approximately 100.0% of which were private senior secured loans.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of September 30, 2025:

Industry	Par or Cost ($ in millions)	% of Total
Software	$1,675.1	21.7%
Commercial Services & Supplies	657.6	8.5
Insurance Services	653.4	8.5
Health Care Providers & Services	485.4	6.3
Professional Services	456.2	5.9
IT Services	431.6	5.6
Diversified Consumer Services	431.3	5.6
Financial Services	309.0	4.0
Electronic Equipment, Instruments & Components	290.1	3.8
Automobiles	204.6	2.7
Other	2,139.1	27.4
Total	$7,733.4	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of September 30, 2025:

Issuer	Par or Cost ($ in millions)	% of Total
Integrity Marketing Acquisition, LLC	$113.7	1.5%
World Insurance Associates, LLC	101.3	1.3
VRC Companies, LLC	98.2	1.3
Redwood Services Group, LLC	98.1	1.3
Apex Service Partners, LLC	94.3	1.2
Diligent Corporation	91.0	1.2
SV Newco 2, Inc.	88.7	1.1
Pareto Health Intermediate Holdings, Inc.	86.9	1.1
Granicus, Inc	86.5	1.1
Everbridge Holdings, LLC	85.9	1.1
Other	6,788.8	87.8
Total	$7,733.4	100.0%

Net Asset Value:

As of September 30, 2025, the Company's aggregate net asset value is estimated to be approximately $3,481.1 million. As of September 30, 2025, the Company had approximately $3,239.8 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of September 30, 2025, arising between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025	North Haven Private Income Fund LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer